Exhibit 23.2

Grant Thornton India LLP 16th Floor, Tower II,
Indiabulls Finance Centre,
S B Marg, Elphinstone (W)
Mumbai - 400 013
India

T +91 22 6626 2600
F +91 22 6626 2601

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated October 5, 2018 with respect to the consolidated financial statements of CSP Alpha Midco PTE. LTD. (Successor) and ESM Holdings Limited (Predecessor) included in the Transition Report on Form 10-K of StarTek, Inc. for the nine months ended December 31, 2018, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thorton India LLP

Mumbai, India 13 June 2019

Member firm of Grant Thornton International Ltd	www.grantthornton.in
Grant Thornton India LLP is registered with limited liability with identity number AAA-7677 and its registered office at L-41,
Connaught Circus, New Delhi, 110001
Offices in Ahmedabad, Bengaluru, Chandigarh, Chennai, Gurugram, Hyderabad, Kolkata, Kochi, Mumbai, New Delhi, Noida and
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